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                                LOAN AGREEMENT

                                     Among

                 CASINO RESOURCE CORPORATION OF TUNISIA, S.A.

                                  as Borrower

                          CASINO RESOURCE CORPORATION

                                 as Guarantor

                                      and

                            SEA MAR VENTURES, L L.C

                                   as Lender

                                  ----------

                          $1,000,000 CONVERTIBLE NOTE

                                  ----------

                          Dated as of August 29, 1997

                                  ----------


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

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT (the "Agreement"), dated as of August 29, 1997 is made between CASINO RESOURCE CORPORATION OF TUNISIA, S.A., a Tunisian corporation ("CRC Tunisia" or the "Borrower"), CASINO RESOURCE CORPORATION, a Minnesota corporation ("CRC"), and SEAMAR VENTURES, L.L.C., a Mississippi limited liability company (the "Lender"), who agree as follows:

     (a) WHEREAS, CRC Tunisia intends to establish a casino and entertainment facility in Sousse, Tunisia, and desires to borrow from the Lender part of the amounts necessary to fund the casino project (the "Casino Project");

    (b) WHEREAS, CRC beneficially owns 100% of the outstanding securities of CRC Tunisia, and desires to guarantee the obligations of CRC Tunisia to the Lender hereunder; and

    (c) WHEREAS, the Lender desires to lend to CRC Tunisia $1 million subject to the covenants and conditions set forth herein.

     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                 GENERAL TERMS

     SECTION 1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless they are otherwise defined or the context otherwise requires:

          "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Jackson, Mississippi.

          "Change in Control" shall mean (a) any merger or consolidation involving the Borrower or any merger or consolidation involving CRC in which CRC is not the surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any substantial part of the assets of the Borrower; (c) the issuance, sale, exchange, transfer or other disposition by the Borrower or CRC of any securities of the Borrower; (d) any liquidation, spin off, split off, split up or dissolution of the Borrower, including any dissolution caused by the failure of the Borrower to secure an extension of its lease agreement or gaming license; and/or (e) any agreement, contract or other arrangement providing for any of the transactions described in this paragraph.

          "Closing Date" shall mean August 29, 1997.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Debt" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to any Person, including the Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for money borrowed; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of the Borrower; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services
     (or by way of stock purchase, capital contribution or loan) for the purpose of paying or discharging the indebtedness of any other
     Person, or otherwise; (v) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under generally accepted accounting principles, and trade payables incurred in the ordinary course of business or otherwise.

          "Default" shall mean the occurrence of any of the events specified in Article 6 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          "Event of Default" shall mean the occurrence of any of the events specified in Article 6 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

          "Guaranty Agreement" shall mean the Guaranty Agreement dated the date hereof of CRC in favor of the Lender, guaranteeing the obligations of the Borrower hereunder and under the Note.

          "Indebtedness" shall mean the obligations of the Borrower to the Lender under the Note and the extension of credit contemplated herein.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan" shall mean (individually and collectively) the loan described in Section 2.01 hereof.

          "Note" shall mean the promissory note of the Borrower evidencing the Loan as described in Section 2.01 hereof.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereto or any other form of entity.

     SECTION 1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent with the most recent financial statements of the Borrower.

                                   ARTICLE 2

                                  THE CREDIT

     SECTION 2.01 LOAN. (a) Subject to and upon the terms and conditions contained in this Agreement, tile Lender hereby lends to the Borrower $1 million ($1,000,000.00), as evidenced by the promissory note of Borrower dated the date hereof, bearing interest at a rate of 10% of the Borrower's EBITDA (as hereinafter defined), with interest payable in monthly installments and with the principal of the note maturing on the 25th anniversary of the Note (the "Loan").

     (b) The Loan shall be represented by a promissory note of the Borrower payable to the Lender as set forth above.

     SECTION 2.02 INTEREST RATE. The Loan shall bear interest at the interest rate described in Section 2.01 above. For purposes of determining the amount of monthly interest due on the Loan, the Borrower's EBITDA will be calculated as follows:

     (a) The Borrower's gross income will be determined by adding all non-gaming revenues of the Borrower (including without limitation, any revenues derived from entertainment facilities managed by the Borrower, any sales of food, beverages, services or goods by the Borrower, or revenue from any other business venture of tile Borrower), plus all gross gaming revenues of the Borrower (calculated as all amounts paid by gaming customers in the Borrower's casino, less amounts paid out to gaming customers in winnings), less

     (b) A management fee to be paid to CRC which shall not exceed $480,000 per year plus CRC's out-of-pocket costs for telephone services to and from Ocean Springs, Mississippi and Sousse, Tunisia, travel expenses of CRC's personnel to and from Ocean Springs and Sousse, Tunisia, and CRC's postage and freight expenses actually incurred in connection with managing the business of the Borrower, less

     (c) Operating expenses, including gaming taxes, of the Borrower's business prior to payment of all income taxes, depreciation, amortization and any interest payments (except for interest paid to parties not affiliated with the Borrower with respect to tile lease or purchase of gaming equipment or other equipment located in, and used in the ordinary course of business of, the Casino Project) and any payments to CRC or any affiliated company of CRC except for the management fee referred to in clause (b) of this Section 2.02.

     SECTION 2.03 PAYMENTS. The Borrower shall make each payment hereunder and under the Note not later than 3:00 P.M. (Central time) on the thirtieth Business Day following the end of each month during the term of the Note in lawful money of the United States of America to the Lender at its office at 606 Western Drive, Mobile, Alabama 36607 or P.O. Box 1444, Mobile, Alabama 36633. The Borrower shall be entitled to withhold that portion of interest payments due hereunder as required by the laws of the United States of America or Tunisia, or as provided for in any tax treaty between the United States of America and the Country of Tunisia.

     SECTION 2.04 PREPAYMENTS. (a) The Borrower shall not have the right to prepay the Note except under the circumstances set forth in paragraph (b) of this Section 2.04.

     (b) The Borrower shall prepay the full amount of principal of the Note, plus any outstanding interest due on the effective date of a Change in Control that has not received the prior written approval of the Lender. The Borrower shall give tile Lender thirty days' notice of any proposed Change in Control. The Lender shall have thirty days to (i) approve the Change in Control in writing, and elect to continue to hold the Note; (ii) fail to approve the Change of Control in writing, and thereby cause the Note to be prepaid in accordance with this paragraph 2.040(b); or (iii) convert the Note in accordance with Section 2.06 below, and participate as an equity owner of the Borrower in the transaction that effects the Change in Control.

     SECTION 2.05 USE OF PROCEEDS. The Borrower shall use the proceeds of the $1,000,000 Loan to complete the construction of the Casino Project and for general working capital and other corporate purposes related to the Casino Project.

     SECTION 2.06 OPTIONAL CONVERSION. The Lender shall have the right, at any time and in the Lender's complete discretion, to convert the Note into common stock or other equity securities of the Borrower (the "Conversion Securities") that shall be issued in such amounts as necessary to carry the following rights: (a) the Conversion Securities shall represent 10% of the total voting power of the Borrower; (b) the Conversion Securities shall represent 10% of the outstanding economic ownership of the Borrower on a fully-diluted basis, taking into account any outstanding warrants, convertible securities or other options to acquire outstanding securities of the Borrower, and shall entitle the holder to 10% of any distributions by the Borrower to the holders of its securities; and (c) the Conversion Securities shall entitle the holders thereof to participate, on a pro rata basis, in any sale of the shares of common stock (or similar equity securities) of the Borrower that are owned by the majority shareholder of the Borrower. The Borrower shall have the right to convert the Loan into the Conversion Securities only if the Borrower, and if appropriate the equity owners of the Borrower, satisfy all Tunisian laws and gaming regulations applicable to such conversion.

     SECTION 2.07 MANDATORY CONVERSION. If (a) the Borrower shall cease to operate the Casino Project because, at the end of nine years, the Borrower's lease or gaming license is not extended, and if the Borrower at that time operates no other casino project in Sousse, Tunisia, or (b) Tunisian law is amended to prohibit casino gaming in Tunisia, then the Lender shall convert the Loan to Conversion Securities, and shall thereafter participate pro rata with the other shareholder of the Borrower in a dissolution of the Borrower.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement, the Borrower and CRC represent warrant to the Lender (which representations and warranties will survive the extension of credit under this Agreement) that:

     SECTION 3.01 EXISTENCE. The Borrower is a corporation duly organized, legally existing and in good standing under the laws of Tunisia. CRC is a corporation duly organized, legally existing and in good standing under the laws of Minnesota, and is duly qualified as a foreign corporation in all jurisdictions where the property it owns or the business it transacts make such qualifications necessary. The Borrower and CRC have obtained all permits, licenses and other governmental permits necessary to own the Casino Project and to conduct the business of the Casino Project, except for final approval to open the casino, which the Borrower and CRC expect to receive immediately prior to opening the Casino Project for business.

     SECTION 3.02 POWER AND AUTHORIZATION. The Borrower is duly authorized and empowered to execute, deliver and perform this Agreement and the Note. All corporate action on the pan of the Borrower requisite for the due creation and execution of this Agreement and the Note has been duly and effectively taken. CRC is duly authorized and empowered to execute, deliver and perform the Guaranty Agreement. All corporate action on the part of CRC requisite for the due creation and execution of the Guaranty Agreement has been duly and effectively taken.

     SECTION 3.03 BINDING INDEBTEDNESS. This Agreement and the Note Constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights). The Guaranty Agreement constitutes a valid and binding obligation of CRC, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

     SECTION 3.04 NO LEGAL BAR OR RESULTANT LIEN. This Agreement and the Note do not and will not violate any provisions of the Borrower articles of organization, will not materially and adversely violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, and will not result in the creation or imposition of any lien upon any property of the Borrower. The Guaranty Agreement does not and will not violate any provisions of CRC's articles of incorporation, will not materially and adversely violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which CRC is subject, and will not result in the creation or imposition of any lien upon any property of CRC.

     SECTION 3.05 NO CONSENT. The Borrower's execution, delivery and performance of this Agreement and the Note does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the country of Tunisia or any political subdivision thereof. CRC s execution, delivery and performance of the Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the country of Tunisia or of the United States of America or any state or political subdivision thereof.

     SECTION 3.06 FINANCIAL CONDITION OF THE BORROWER. To date, the Borrower has not engaged in any active business operations and has not made investments in, advances to or guaranties of the obligations of any Person, except for operations preliminary to opening the Casino Project for business. The Borrower's financial condition is substantially as represented on the balance sheet attached hereto as Exhibit A (the "Balance Sheet"). The Balance Sheet and all of the materials that the Borrower and CRC have submitted to the Lender constitute a complete and accurate presentation of all facts known to the Borrower and CRC to be material to an understanding of the Casino Project.

     SECTION 3.07 LITIGATION. There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower or CRC, threatened against or affecting the Borrower or CRC which involves the possibility of any judgment or liability not fully covered by insurance, and which may materially and adversely affect the business or the property of the Borrower or CRC, or their ability to carry on the Casino Project.

     SECTION 3.08 COMPLIANCE WITH THE LAW. The Borrower (a) is not in violation of any law, judgment, decree; order, ordinance, or governmental rule or regulation to which the Borrower or any of its property is subject; and (1) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of the Casino Project; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits property or condition (financial or otherwise) of the Borrower or the Casino Project.

     SECTION 3.09 NO MATERIAL MISSTATEMENTS. No information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement or in the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

     SECTION 3.10 GOVERNMENTAL REQUIREMENTS. The Casino Project is in compliance with all applicable governmental requirements, including, without limitation, all current zoning and land use regulations, building codes and gaming regulations of the country of Tunisia and any political subdivision thereof.

     SECTION 3.11 CONTINUING ACCURACY. All of the representations and warranties contained in this Article 3 or elsewhere in this Agreement shall be true through and until the later of the date on which all obligations of the Borrower and CRC under this Agreement, the Note and the Guaranty Agreement, and any other documents executed in connection therewith, are fully satisfied, or the Borrower and CRC shall promptly notify the Lender of any event that would render any of said representations and warranties untrue or misleading.

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

     Unless the Lender's prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 4, from the date hereof and for so long as any part of the Loan or the Conversion Securities are outstanding.

     SECTION 4.01 FINANCIAL STATEMENTS AND REPORTS. The Borrower will promptly furnish to the Lender such information regarding the business and affairs and financial condition of the Borrower as the Lender may reasonably request, and the Borrower will furnish to the Lender:

          (a) ANNUAL FINANCIAL STATEMENTS OF THE BORROWER - as soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the audited balance sheet of the Borrower as at the end of such year, the [caad 214]audited statement of income of the Borrower for such year, the audited statement of reconciliation of capital accounts of the Borrower for such year and the audited statement of cash flow of the Borrower for such year, selling forth in each case in comparative form the corresponding figures for the preceding fiscal year, which financial statements will be the financial statements upon which the independent certified public accountants of CRC rely when preparing CRC's reports under the Securities Exchange Act of 1934, as amended;

          (b) MONTHLY FINANCIAL STATEMENTS AND OTHER REPORTS - as soon as available but in any event within 20 days after the end of each month, financial statements of the Borrower for such month and year to date;

          (c) CERTIFICATES OF NO DEFAULT - simultaneously with the furnishing of the annual financial statements of the Borrower, a certificate of the president or chief financial officer of the Borrower certifying that to the best of his or her knowledge no Default has occurred, or if a Default has occurred, specifying the nature and extent thereof and the steps that the Borrower proposes to take to cure such Default; and

          (d) OTHER INFORMATION - promptly upon the request of the Lender, all regular budgets and such other information regarding the business and affairs and financial condition of the Borrower as the Lender may reasonably request.

The annual financial statements of the Borrower and the other financial statements, reports and certificates referred to above shall be in such detail as the Lender may reasonably request, and shall conform to generally accepted accounting principles.

     SECTION 4.02 TAXES AND OTHER LIENS. The Borrower will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves there for adequate under generally accepted accounting principles. If the Borrower contests any such taxes, assessments, charges, levies or claims in accordance with this Section, the Borrower shall furnish the Lender with a description of the contested matter and all actions taken by the Borrower in connection with such contest.

     SECTION 4.03 MAINTENANCE OF EXISTENCE, MANAGEMENT AND OWNERSHIP. (a) The Borrower will (i) maintain its corporate existence in any year following a rolling eighteen-month period in which the Casino Project realizes positive EBITDA (as defined in Section 2.02 hereof); (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the Casino Project) with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to gaming operations in Tunisia) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the Casino Project; and
(iv) conduct the business of the Casino Project in a professional and appropriate manner.

     (b) The Borrower shall provide written notice to the Lender of a change in the identity of the general manager of the Casino Project.

     SECTION 4.04 FURTHER ASSURANCES. The Borrower and CRC will promptly (and in no event later than 30 days after written notice from the Lender is received) cure any defects in the creation, execution and delivery of this Agreement, the Note or the Guaranty Agreement. The Borrower and CRC will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and CRC in this Agreement, the Note or in the Guaranty Agreement or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

     SECTION 4.05 PERFORMANCE OF INDEBTEDNESS AND GUARANTY. The Borrower will repay the Loan according to the reading, tenor and effect of the Note and this Agreement. The Borrower will do and perform every act required of it by this Agreement and the Note at the time or times and in the manner specified. CRC will do and perform every act required of it by the Guaranty Agreement at the time or times and in the manner specified.

     SECTION 4.06 REIMBURSEMENT OF EXPENSES. Following 15 days notice to the Borrower, and the failure of the Borrower to make such payment, the Borrower will, upon request promptly reimburse the Lender for all payments expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of the Borrower or to collect the Indebtedness, or to enforce the rights of the Lender under this Agreement and the Note, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at 12% per annum on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

     SECTION 4.07 INSURANCE. The Borrower shall procure and maintain insurance for the Casino Project insuring against such risks that are commonly insured against by casino operators and in such amounts as are generally carried by United States businesses doing business in Tunisia. The Borrower shall designate the Lender in all of the Borrower's insurance policies as a party to whom copies of all policies and related correspondence shall be sent.

     SECTION 4.08 ACCOUNTS AND RECORDS. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles.

     SECTION 4.09 RIGHT OF INSPECTION. The Borrower will permit the Managing Member of the Lender, and any attorney, accountant or other consultant of the Lender, to visit and inspect any of the property of the Borrower, examine the books of record and accounts of the Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower's officers, accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire; provided, however, that the Borrower may require the Managing Member of the Lender and any such attorney, accountant or other consultant to execute an appropriate confidentiality agreement as a condition to such investigation.

     SECTION 4.10 NOTICE OF CERTAIN EVENTS. (a) The Borrower shall promptly notify the Lender if the Borrower learns of the occurrence of any event which constitutes a Default under this Agreement, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default.

     (b) The Borrower shall also notify the Lender, within five Business Days, if the Borrower learns of the occurrence of any event which constitutes a material default on any other Debt, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default.

     SECTION 4.11 COMPLIANCE WITH LAWS AND COVENANTS. The Borrower shall observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to the Borrower or the Casino Project, the failure to comply with which could reasonably be anticipated to materially affect the business, prospects, profits, employees, property or condition (financial (or otherwise) of the Borrower or the Casino Project.

                                   ARTICLE 5

                              NEGATIVE COVENANTS

     Unless the Lender's prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 6, from the date hereof and for so long as any part of the Indebtedness or the Conversion Shares are outstanding.

     SECTION 5.01 NO SUBSIDIARIES. The Borrower will not create any subsidiaries or invest in the equity of any other business enterprise, however structured.

     SECTION 5.02 DEBTS. GUARANTIES AND OTHER INDEBTEDNESS. The Borrower will not incur, create, assume or in any manner become or be liable in respect of any Debt, direct or contingent, to incur, create, assume or in any manner become or be liable in respect of any Debt, direct or contingent, except for:

     (a)  The Indebtedness to the Lender under this Agreement.

     (b)  Up to $3 million in equipment leases or equipment purchase contracts.


     (c) Trade payables, operating expenses and facility leases from time to time incurred in the ordinary course of business.

     (d) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     SECTION 5.03 LIENS. The Borrower will not create, incur, assume or permit to exist any Lien on any of its property now owned or hereafter acquired, except for:

     (a) Liens relating to equipment leases or equipment purchase contracts totaling no more than $3 million.

     (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     (c) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     SECTION 5.04 NO LOANS. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except for:

     (a) Investments in direct obligations of the United States of America or any agency thereof.

     (b) Investments in either certificates of deposit of maturities less than one year, issued by a bank with more than $50 million in otal shareholders' equity.

     (c)  Routine advances to employees made in the ordinary course of business.

                                   ARTICLE 6

                                    DEFAULT

     SECTION 6.01 EVENTS OF DEFAULT. Any of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) PRINCIPAL AND INTEREST PAYMENTS. The Borrower fails to make payment when due of any principal or interest installment on the Indebtedness to the Lender;

          (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower or CRC proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Borrower or CRC (or any officer, accountant or attorney of the Borrower or CRC) under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) COVENANTS. The Borrower defaults in the observance or performance of any of the covenants or agreements contained in this Agreement or the Note to be kept or performed by the Borrower, and such default continues unremedied for a period of 30 days after the earlier of (i) notice thereof being given by the Lender to the Borrower, or (ii) such default otherwise becoming known to the president or chief financial officer of the Borrower.

     SECTION 6.02 REMEDIES. (a) Upon the happening of any Event of Default specified in Section 6.01, the Lender may by written notice to the Borrower declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (b) In addition to the foregoing, the Lender may exercise any of the rights or remedies under the Guaranty Agreement or provided by applicable law.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.01 NOTICES. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed as follows:

If to the Borrower: Casino Resource Corporation of Tunisia, S.A.
                    c/o Casino Resource Corporation
                    707 Bienville Boulevard
                    Ocean Springs, Mississippi 39564
                    Attention: John J. Pilger

If to CRC:          Casino Resource Corporation
                    707 Bienville Boulevard
                    Ocean Springs, Mississippi 39564
                    Attention: John J. Pilger

If to the Lender:   SeaMar Ventures, L.L.C.
                    c/o Matt Walker
                    E.B. Walker Lumber Company
                    P.O. Box 1444
                    Mobile, Alabama 36633

with a copy to:     Virginia Boulet
                    Phelps Dunbar, L.L.P.
                    400 Poydras Street
                    New Orleans, Louisiana 70130

     SECTION 7.02 INVALIDITY. If any one or more of the provisions contained in this Agreement, the Note, or the Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or the Guaranty Agreement.

     SECTION 7.03 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower and CRC herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

     SECTION 7.04 SUCCESSORS AND ASSIGNS. (a) All covenants and agreements contained by or on behalf of the Borrower and CRC in this Agreement, the Note and the Guaranty Agreement shall bind their successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

     (b) This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Agreement.

     SECTION 7.05 WAIVERS. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, or the Guaranty Agreement shall operate as a waiver thereof.

     SECTION 7.06 CUMULATIVE RIGHTS. The rights and remedies of the Lender under this Agreement, the Note and the Guaranty Agreement shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     SECTION 7.07 SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     SECTION 7.08 CONSTRUCTION: CONFLICTING PROVISIONS. This Agreement, the Note and the Guaranty Agreement are contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Mississippi. In the event of any conflict between the provisions of this Agreement, the Note or the Guaranty Agreement, the provisions of this Agreement shall govern.

     SECTION 7.09 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     SECTION 7.10 RELATIONSHIP BETWEEN THE PARTIES. The relationship between the Lender and the Borrower shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership.

     SECTION 7.11 REPRESENTATIVE OF THE LENDER. The Managing Member of the Lender shall be designated as the representative of the Lender for all purposes of this Agreement, and the Borrower shall be entitled to rely upon the actions of the Managing Member. The initial Managing Member of the Lender is Matt Walker.

     SECTION 7.12 AMENDMENT. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     SECTION 7.13 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Lender, the Borrower and CRC with respect to the Loan, and supersedes all prior written or oral understandings with respect thereto; provided, however, that all written and oral representations, warranties and certifications made by the Borrower and CRC to the Lender with respect to the Loan and the security therefor shall survive the execution of this Agreement.

     SECTION 7.14 TIME OF THE ESSENCE. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower, CRC and the Lender to be performed hereunder.

     SECTION 7.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:                CASINO RESOURCE CORPORATION OF TUNISIA, S.A.


                         By: ___________________________________________
                              Name: John J. Pilger
                              Title: President

                         CASINO RESOURCE CORPORATION


                         By: ___________________________________________
                              Name: John J. Pilger
                              Title: President


LENDER:                  SEAMAR VENTURES, L.L.C.


                         By: ___________________________________________
                              Name: Matt Walker
                              Title: Managing Member

                                  EXHIBIT "A"

                                CRC of Tunisia
                                   Proforma
                           Balance Sheet at Opening

                                                    At Opening
ASSETS

Current Assets
Cash                                                 $ 800,000
Prepaid Expenses (Leases)                              532,000
                                                    ----------
   Total Current Assets                              1,332,000

Capitalized Costs                                    3,630,000
                                                    ----------
Total Assets                                        $4,962,000
                                                    ----------
                                                    ----------


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

Current Liabilities
Current Portion of Long-Term Debt                      379,356
                                                    ----------
   Total Current Liabilities                           379,356

Long-Term Debt                                         219,044

STOCKHOLDER'S EQUITY
Common Stock                                               100
Additional Paid-in Capital                           4,363,500
                                                    ----------
  Total Stockholders Equity                          4,363,600
                                                    ----------
                                                    $4,962,000
                                                    ----------
                                                    ----------

NOTE: The equity structure of CRCT is subject to modification based on tax considerations. There are also third party employment contracts and consulting contracts, which will be expensed when paid. The Balance Sheet presented above is done so on a proforma basis and is subject to minor variations prior to opening.